Exhibit 99.1

Neutrolin Label Expansion Approved for the European Union

BRIDGEWATER, N.J., September 22, 2014 -- CorMedix Inc. (NYSE MKT: CRMD), a pharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of cardiorenal and infectious disease, today is pleased to announce that TUV-SUD and The Medicinal Evaluation Board of the Netherlands (MEB) has granted its request for a label expansion for Neutrolin, its catheter lock solution.  Neutrolin was initially approved in July 2013 for use in the prevention of catheter-related bloodstream infections (CRBI) and maintenance of catheter patency in hemodialysis patients using a tunneled, cuffed central venous catheter for vascular access.

The label expansion includes approval for additional indications for use in oncology patients receiving chemotherapy, IV hydration and IV medications via central venous catheters. The expansion also includes patients receiving medication and IV fluids via central venous catheters in intensive or critical care units (cardiac care unit, surgical care unit, neonatal critical care unit, and urgent care centers). An indication for use in total parenteral nutrition was also approved.

The company believes that the label expansion will enable additional critically ill patients to benefit from the expanded use of Neutrolin to prevent infection and thrombosis. The active anti-infective ingredient in Neutrolin is taurolidine, which has efficacy against both common and resistant forms of bacteria and fungi. Despite a long history of clinical use, development of resistance has not been observed.

Randy Milby, Chief Executive Officer and Dr. Antony Pfaffle, Chief Scientific Officer of CorMedix, stated, "We are very pleased with the label expansion and the extended ability to treat patients with urgent medical needs. We thank the regulatory authorities and our regulatory advisors for their cooperation in achieving this significant milestone.”

About CorMedix Inc.

CorMedix Inc. is a commercial-stage pharmaceutical company that seeks to in-license, develop and commercialize therapeutic products for the prevention and treatment of cardiac, renal and infectious diseases. CorMedix's first commercial product in Europe is Neutrolin®, a catheter lock solution for the prevention of catheter related bloodstream infections and maintenance of catheter patency in tunneled, cuffed, central venous catheters used for vascular access in hemodialysis patients, in addition to oncology patients, critical care patients including neonates, and patients receiving total parenteral nutrition, IV hydration, and/or IV medications.  Please see the company's website at www.cormedix.com for additional information. Plans are in progress to expand commercial distribution into the United States, Asia, the Middle East, South America and Africa upon appropriate regulatory approval.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or CorMedix's prospects, future financial position, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including: the cost, timing and results of  the planned Phase 3 trial for Neutrolin in the U.S.; obtaining regulatory approvals to conduct clinical trials and to commercialize CorMedix's product candidates, including marketing of Neutrolin® in countries other than Europe; the risks associated with the launch of Neutrolin® in new  markets; CorMedix's ability to enter into, execute upon and maintain collaborations with third parties for its development and marketing programs; CorMedix's ability to maintain its listing on the NYSE MKT; the risks and uncertainties associated with CorMedix's ability to manage its limited cash resources; the outcome of clinical trials of CorMedix's product candidates and whether they demonstrate these candidates' safety and effectiveness; CorMedix's dependence on its collaborations and its license relationships; achieving milestones under CorMedix's collaborations; obtaining additional financing to support CorMedix's research and development and clinical activities and operations; CorMedix's dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers, sales and marketing organizations, and consultants; and protecting the intellectual property developed by or licensed to CorMedix. These and other risks are described in greater detail in CorMedix's filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Contact:

Randy Milby

(908) 517-9489